UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 14, 2021, Evan Norton, a Class II director, resigned from the Board of Directors (the “Board”) (including the Compensation Committee and Audit Committee) of NeuroPace, Inc., effective as of November 1, 2021. Mr. Norton informed NeuroPace that his decision to resign as a director was not due to any disagreements with NeuroPace on any matter relating to NeuroPace’s operations, policies or practices. Following the effective date of Mr. Norton’s resignation from the Board, Mr. Norton will serve as a consultant to NeuroPace.

Appointment of New Director

On October 15, 2021, the Board appointed Lisa Andrade as a Class II director to fill the vacancy created by Mr. Norton’s resignation, effective as of November 1, 2021. Ms. Andrade’s term as a member of the Board will expire at the meeting of stockholders to be held in 2023. Ms. Andrade will serve as a member of the Audit Committee and Compensation Committee of the Board, effective as of November 1, 2021.

In accordance with NeuroPace’s non-employee director compensation policy, Ms. Andrade will be granted a non-statutory stock option to purchase shares of NeuroPace’s common stock having a grant date fair value for financial accounting purposes (computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification, or ASC, Topic 718) of $185,000 and an exercise price per share equal to the per share fair market value of the underlying common stock on the date of grant. Subject to Ms. Andrade’s continued service, 1/36th of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date. The option will be subject to the terms and conditions of NeuroPace’s 2021 Equity Incentive Plan and the related option agreement. Furthermore, Ms. Andrade will be entitled to an annual cash retainer for her service in accordance with NeuroPace’s non-employee director compensation policy, which includes an annual retainer of $40,000 for serving on the Board, an annual retainer of $10,000 for serving on the Audit Committee, and an annual retainer of $7,500 for serving on the Compensation Committee.

In connection with her appointment to the Board, Ms. Andrade will execute NeuroPace’s standard form of indemnification agreement for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: October 19, 2021	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration